UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2021

GOAL ACQUISITIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40026	85-3660880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12600 Hill Country Blvd Building R, Suite 275 Bee Cave, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 717-7678

13001 W. Hwy 71, Suite 201

Austin, Texas 78738

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	PUCKU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	PUCK	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	PUCKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure included under Item 2.03 is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of November 8, 2021, upon approval of the Board of Directors, Goal Acquisitions Corp., a Delaware corporation (the “Company”), entered into an Expense Advancement Agreement (the “Agreement”) with Goal Acquisitions Sponsor, LLC (the “Funding Party”). The purposes of the Agreement are (i) to replace a prior promissory note issued to the Funding Party by the Company on November 24, 2020 (as amended, the “Original Note”), and (ii) to facilitate the transactions contemplated by the Company’s registration statement on Form S-1, File No. 333-252303, and the prospectus included therein, including any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination by the Company with one or more businesses (a “Business Combination”).

Pursuant to the Agreement, the Funding Party has agreed to advance to the Company from time to time, upon request by the Company, a maximum of $1,500,000 in the aggregate, in each instance issued pursuant to the terms of the form of promissory note attached as Exhibit A to the Agreement (each a “Promissory Note”), as may be necessary to fund the Company’s expenses relating to the investigation and selection of a target business and other working capital requirements prior to completion of any potential Business Combination. The Agreement and the Promissory Note replace and supersede the Original Note and all outstanding amounts owed under the Original Note were rolled over and became outstanding under the Agreement and a Promissory Note issued thereunder, and such rolled over amount shall be counted against the maximum advance amount permitted under the Agreement.

Pursuant to the terms of the Agreement, if the Company completes a Business Combination, the Company will repay all outstanding loaned amounts. No interest accrues on the unpaid principal balance of any Promissory Note. The Funding Party cannot seek repayment from the Company’s trust account for amounts owed under the Agreement and the Promissory Note. All loans from the Funding Party are convertible into warrants to purchase shares of common stock (the “Conversion Warrants”), at the option of the Funding Party. The number of Conversion Warrants granted will be equal to the portion of the principal amount of the Promissory Note being converted, divided by $1.50 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction related to the Company’s common stock occurring after the date of the Agreement), rounded up to the nearest whole number of shares. The Conversion Warrants shall be identical to those warrants that were issued in a private placement that closed concurrently with the Company’s initial public offering. The holders of Conversion Warrants or shares of common stock underlying the Conversion Warrants are entitled to certain demand and piggyback registration rights pursuant to the terms of the Agreement.

A copy of the Agreement and a form of the Promissory Note is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Expense Advancement Agreement and Promissory Note between the Registrant and Goal Acquisitions Sponsor, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2021

GOAL ACQUISITIONS CORP.

By:	/s/ William T. Duffy
Name:	William T. Duffy
Title:	Chief Financial Officer and Chief Operating Officer

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